Exhibit 10.2



                             SECURED PROMISSORY NOTE

$910,000                                                         August 17, 2001


     FOR VALUE RECEIVED, Educational Video Conferencing, Inc. ("EVCI" or "Maker"), with offices at 35 East Grassy Sprain Road, Suite 200, Yonkers, NY 10710, promises to pay Amaranth Trading LLC, Seneca Capital International, Ltd., Seneca Capital, L.P., Merced Partners Limited Partnership, and Lakeshore International, Ltd., (each, a "Payee" and collectively, the "Payees"), the aggregate amount of NINE HUNDRED AND TEN THOUSAND DOLLARS ($910,000); the specific amount owed to each such party by EVCI is set forth on Schedule 1 attached hereto.

     This Note shall be due and payable in full in cash only on September 22, 2003, together with interest at the rate of 5% per annum, which interest shall be payable, at EVCI's option, in cash or in shares of EVCI's common stock; provided, however, (i) EVCI shall have the option to pay such interest in shares of EVCI's common stock only if EVCI's common stock is quoted or listed or admitted to trading on NASDAQ or another national securities exchange or quotation system and (ii) to the extent payment in shares of EVCI's common stock would result in a Payee being deemed the "beneficial owner" of more than 9.99% of the then outstanding shares of EVCI's common stock, then EVCI shall not have the right to pay, and such Payee shall not have the obligation to accept payment of, such dividend in shares of EVCI's common stock. For such purposes, the per share price of EVCI's common stock shall be the 10-day average closing bid prices as reported on NASDAQ for the period of 10 consecutive trading days ending on the date of determination, provided, however, if EVCI's common stock is not listed or admitted to trading on NASDAQ, as reported on the principal national security exchange or quotation system on which EVCI's common stock is quoted or listed or admitted to trading. This Note shall be paid by wire transfer to an account(s) designated by the Payees.

     By signing this Note under the caption "Agreed and Accepted", Amaranth Trading LLC (`Amaranth"), Seneca Capital International, Ltd., Seneca Capital , L.P., Merced Partners Limited Partnership, and Lakeshore International, Ltd.

each irrevocably agree that Amaranth is its exclusive agent for the collection of this Note and that Amaranth is hereby authorized and directed to enforce all of the Payees' rights hereunder and under the Escrow Agreement, as hereinafter defined, as it deems appropriate, in its sole discretion, including but not limited to, the collection from EVCI of the total amount due hereunder and the distribution to each of them of their pro rata share of such amount, as set forth in Schedule 1 attached hereto..

     Maker, at its option, at any time may prepay in cash all or any part of this Note, together with accrued interest to the date of such payment, without penalty or premium.

     If (i) Maker shall default in the payment when due of any amount under this Note, or (ii) Maker shall make an assignment for the benefit of creditors, or
(iii) any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, receivership, liquidation or dissolution, by law or statute now or hereafter in effect (whether at law or in equity) is filed by or commenced by or against Maker, or any of its property, or if any custodian, trustee or receiver is appointed for such event, and any of the foregoing is not dismissed within 15 days, or (iv) Maker shall, without written consent of Payees, cause to be issued any additional capital stock of Interboro other than the Interboro Shares (each as defined below), or (v) any representation made by Maker or Interboro herein shall prove to be false, or (vi) Maker or Interboro shall be in default of any of its obligations or warranties hereunder. in addition to all other rights and remedies of the Payees under applicable law or otherwise, the Payees may, at their option, declare this Note to be due and payable immediately, whereupon the maturity of this Note shall be accelerated and this Note shall forthwith become due and payable.

     All amounts which are not paid when due hereunder shall bear interest, payable on demand, at the rate of 10% per annum, but in no event higher than the maximum rate of interest permitted by law.

     All references in this Note to the Payees shall be deemed to include any subsequent holder of this Note. This Note is secured by 100 shares of common stock of Interboro Institute, Inc. ("Interboro"), which Maker hereby represents constitutes all of the issued and outstanding capital stock of Interboro (the


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

"Interboro Shares") and by the grant of a first priority security interest to the Payees by Interboro in all of its assets for good, valuable and acknowledged consideration. Maker hereby waives demand for payment, notice of nonpayment, presentment, notice of dishonor, protest, notice of protest, or any other notice.

     Maker also hereby waives with respect to this Note: (i) the right to a trial by jury; (ii) all rights of setoff and deduction; (iii) all rights to interpose defenses, including, but not limited to, defenses based upon any statute of limitations; (iv) any claim of laches; and (v) all counterclaims and cross-claims. The liability of Maker hereunder shall be absolute and unconditional. No waiver by the Payees of timely payment in any instance hereunder shall be construed as a waiver of timely payment in any other instance.

     As collateral security for the payment of this Note, Maker does hereby pledge, hypothecate, assign, transfer, set over towards the Payees and grant to the Payees a security interest in the Interboro Shares (together with the certificates representing the Interboro Shares, and all cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Interboro Shares, the "Pledged Shares") and Maker hereby agrees to deliver the Pledged Shares to Fischbeino Badilloo Wagnero Harding(the "Escrow Agent"), as escrow agent, whom Maker and the Payees hereby agree will hold such shares pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A-1.

     The Payees hereby agree that the Maker may, at its option, deliver a letter of credit in favor of the Payees, in form and substance reasonably acceptable to the Payees, as substitute collateral security for the payment of this Note, in which event the Payees agree that the Pledged Shares shall no longer constitute collateral under this Note, the security interest therein shall be released and the Pledged Shares shall be released from escrow and delivered by the Escrow Agent to EVCI.

     The Payees shall not be entitled to exercise any voting and/or consensual powers pertaining to the Pledged Shares or any part thereof until Maker shall default in any payment of this Note as and when the same shall become due and

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

payable, whereupon the Payees shall immediately, and without notice to Maker, be entitled to exercise such powers.

     Upon default in the payment by Maker of this Note, subject to applicable securities laws, the Payees may exercise in respect of the Pledged Shares, in addition to other rights and remedies provided for herein or otherwise available to the Payees, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time.

     This Note in all respects shall be governed by and construed in accordance with the substantive laws of the State of New York and shall be binding upon Maker and Maker's legal representatives, successors and assigns.

     All notices, requests or other communications given or made hereunder shall be in writing and shall be delivered by hand (which shall include an overnight courier service), against written receipt, sent by facsimile transmission, receipt confirmed, or mailed by registered or certified mail, return receipt requested, postage prepaid, to the party at its address set forth in the Escrow Agreement. Notices shall be deemed given on the date of receipt or, if mailed, five business days after mailing, except notices of change of address, which shall be deemed given when received.

     By its signature below under the caption "Agreed and Accepted", and subject to the subordination below, Interboro hereby guarantees the performance by Maker of its obligations under this Note (and in connection with such guarantee waives any rights of exhaustion of remedies against Maker) and, in order to secure its obligations under such guarantee, grants to the Payees a first priority security interest in and lien upon all of the assets of Interboro, together with all proceeds therefrom (collectively, the "Collateral"), to secure payment of this Note when due. Interboro authorizes the Payees to file a financing statement describing the Collateral and represents and warrants that Interboro is a New York corporation and that substantially all of its assets are located in the State of New York. The Payees agree to provide Interboro with a copy of such financing statement promptly after filing. The Payees' security interest in the Collateral shall be subordinate only to the rights of the following creditors of Interboro (each, a "Senior Creditor") to receive payment in full of the total amount indicated

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

opposite the identification of such Senior Creditor(s) before the Payees have any right to receive payment of any amount due under this Note out of the Collateral, upon exercise of the Payees' rights and remedies, following a default in payment of this Note when due, and whether or not such Senior Creditors of Interboro have perfected security interests in the Collateral:


          Senior                                                    Total
          Creditor                                                  Amount

          Bruce R. Kalisch                                          $1,000,000

          Such creditors as Interboro shall, by written             $2,000,000
          notice to Amaranth, designate as Senior Creditors
          (along with, in each case, the amount of indebtedness in respect of which the designation is being made), the total amount of designated indebtedness to such Senior Creditors not to exceed in the aggregate over all such designations the amount set forth to the right hereof; provided that the total amount of indebtedness under a revolving loan shall be the stated limit thereof

     The Payees agree not to take any action in contravention of such subordination and Interboro agrees that, without the consent of the Payees entitled to 2/3 of the total amount payable under this Note, Interboro will not effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of Interboro except to the extent the grant of a security interest to a Senior Creditor is permitted by the subordination provisions of this Note. The Payees also agree that, while the foregoing subordination provisions are self-operating, the Payees will execute and deliver a subordination agreement in customary form and permit the filing of appropriate financing statements that are requested by any Senior Creditor in order to give it with a perfected security interest in the Collateral that is senior only to the Payees' security interest in the Collateral.

     Any and all unresolved disputes, claims or controversies arising out of or relating to the subordination provisions of this Note shall be submitted to final and binding arbitration in New York City before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. A party may commence such arbitration process by filing a written demand for arbitration with JAMS, with a copy to the other parties. The arbitration will be conducted

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

in accordance with the provisions of JAMS' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties to the arbitration will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings so that a final determination can be made within 30 days after submission to arbitration. The parties to the arbitration covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. However, once an award is entered, the losing party shall be responsible for paying all of the winner's reasonable costs and expenses of the arbitration, including attorneys' fees. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and reasonable expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.





                             SIGNATURE PAGES FOLLOW


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



     IN WITNESS WHEREOF, the parties have executed and delivered this Note as of the date first above.



EDUCATIONAL VIDEO CONFERENCING, INC.


By: /s/ Dr. Arol I. Buntzman
   ----------------------------------
   Dr. Arol I. Buntzman, Chairman & CEO



Agreed and Accepted

INTERBORO INSTITUTE, INC.


By: /s/ Dr. Arol I. Buntzman
   ----------------------------------
   Dr. Arol I. Buntzman, Chairman


AMARANTH TRADING LLC

By:  Amaranth Advisors, LLC
     (Managing Member)


     By:  /s/ Nicholas M. Maounis
        -----------------------------
         Name:  Nicholas M. Maounis
         Title:    Managing Member


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



SENECA CAPITAL INTERNATIONAL, LTD.



By: /s/ Michael Rosenthal
   ----------------------------------
   Name:  Michael Rosenthal
   Title: Partner


SENECA CAPITAL, L.P.


By: /s/ Michael Rosenthal
   ----------------------------------
   Name:  Michael Rosenthal
   Title: Partner


MERCED PARTNERS LIMITED PARTNERSHIP

By:  Global Capital Management, Inc.,
     General Partner


     By: /s/ Julie K. Braun
        -----------------------------
        Name:  Julie K. Braun
        Title: Vice President


LAKESHORE INTERNATIONAL, LTD.

By:  Hunter Capital Management, L.L.C.,
     Investment Manager

By:  Global Capital Management, Inc.
     Member


     By: /s/ Julie K. Braun
        -----------------------------
        Name:  Julie K. Braun
        Title: Vice President


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



                                   SCHEDULE 1


                     PAYEE                                 SPECIFIC AMOUNT OWED
                                                           UNDER THIS NOTE


             AMARANTH TRADING LLC                                 $700,700

             SENECA CAPITAL INTERNATIONAL, LTD.                   $91,000

             SENECA CAPITAL, L.P.                                 $45,500

             MERCED PARTNERS LIMITED PARTNERSHIP                  $36,400

             LAKESHORE INTERNATIONAL, LTD.                        $36,400



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